April 11, 1997

Syratech Corporation
Syratech Holding Corporation
Wallace International Silversmiths, Inc.
Wallace International DE P.R., Inc.
International Silver Company
International Silver DE P.R., Inc.
PMW Silver DE P.R., Inc.
Towle Manufacturing Company
Rosemar Silver Company, Inc.
Towle Holloware, Inc.
Farberware Inc.
Silvestri, Inc.
Silvestri, Inc. of South Carolina
Rauch Industries, Inc.
Rochard, Inc.
Holiday Products, Inc.
Northstar Sales Corporation
Leonard Florence Associates, Inc.
CHI International, Inc.
Syratech Security Corporation
Syratech West Coast Warehouse Corp.
175 Amlegion Revere Realty Trust
Syratech Silver Sales Corp.

                       Registration Statement on Form S-3
                           --------------------------

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 (including all amendments and supplements thereto, the "Registration Statement") filed by

Syratech Corporation                                                           2


Syratech Corporation, a Delaware corporation (the "Company") and several guarantors (the "Guarantors"), with the Securities and Exchange Commission (the "SEC") on April 11, 1997 (File No. to be assigned), pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of the Company's Senior Notes due 2007 (the "Notes") and the Subsidiary Guarantees of the Notes (the "Guarantees"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement. In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

         1.  The Registration Statement;

         2.  The proposed form of the Underwriting Agreement included as
             Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement");

Syratech Corporation                                                           3


         3. The proposed form of the Indenture included as Exhibit 4.1 to the Registration Statement pursuant to which the Notes are to be issued (the "Indenture");

         4.  The proposed form of Note included as Exhibit A to the Indenture;
             and

         5. The proposed form of Subsidiary Guarantee included as Exhibit B to the Indenture.

         In addition, we have examined: (i) such corporate records of the Company and the Guarantors incorporated in the States of Delaware and New York (the "Delaware and New York Guarantors") as we have considered appropriate, including copies of their certificates of incorporation or articles of incorporation, as amended, and by-laws, as amended, as in effect on the date hereof, and certified copies of resolutions of the boards of directors of the Company and the Delaware and New York Guarantors; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions hereinafter expressed.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Underwriting Agreement and the Indenture against each party thereto other than the Company and the Guarantors, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as

Syratech Corporation                                                           4



originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all such latter documents. We have also assumed that the Underwriting Agreement, the Indenture, the Notes and the Guarantees to be executed and delivered by the Company and the Guarantors will be in the respective forms filed as Exhibits to the Registration Statement or incorporated therein by reference.

         In expressing the opinions set forth herein, we have relied upon the factual matters contained in the representations and warranties of the Company and the Guarantors made in the documents; and we have consulted with, and relied solely upon the advice of, counsel in the states of Arkansas, South Carolina, North Carolina, Massachusetts, Maryland, California and Georgia to the effect that (i) the Indenture has been duly authorized by the Guarantors thereto other than the Delaware and New York Guarantors, (ii) the Guarantees have been duly authorized by the Guarantors other than the Delaware and New York Guarantors in accordance with the terms of the Indenture and (iii) the execution and delivery by the Guarantors other than the Delaware and New York Guarantors of the Indenture and the Guarantees, and the performance by such Guarantors of their obligations under the Indenture and the Guarantees, will not conflict with or violate their articles of incorporation, by-laws or the laws of their respective states of incorporation.

Syratech Corporation                                                           5


         Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

                  (i) The Notes, when duly executed, issued and delivered by the Company and paid for as contemplated in the Registration Statement, the Underwriting Agreement and the Indenture, and authenticated by the Trustee under the Indenture, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

                  (ii) Assuming that due authentication and delivery of the Notes pursuant, to the Indenture, the Guarantees, when duly executed, issued and delivered by the Guarantors, will be legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

         The foregoing opinion is subject to the qualification that (i) the enforceability of the Notes and the Guarantees may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally; and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Our opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal

Syratech Corporation                                                           6



laws of the United States. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

         We hereby consent to the use of our name in the Registration Statement and in the prospectus therein as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

                                    Very truly yours,

                                /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                                    ----------------------------------------
                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON